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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our report dated June 10, 2003 on the Newfield Exploration Company 401(k) Plan (the "Plan") financial statements as of December 31, 2002 and for the year then ended included in the 2002 Annual Report on Form 11-K of the Plan into Newfield Exploration's Registration Statement on Form S-8 (No. 33-79826) filed with the Securities and Exchange Commission.



                                             /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
July 10, 2003